EXHIBIT 10.2

COLLATERAL AGREEMENT

made by

ADVANCED MICRO DEVICES, INC.

and

AMD INTERNATIONAL SALES AND SERVICE, LTD.

in favor of

WELLS FARGO BANK, N.A.,

as Collateral Agent

Dated as of October 24, 2006

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS	2
1.1.	Definitions	2
1.2.	Other Definitional Provisions	6
SECTION 2.	[INTENTIONALLY OMITTED]	6
SECTION 3.	GRANT OF SECURITY INTEREST	6
SECTION 4.	REPRESENTATIONS AND WARRANTIES	7
4.1.	Representations in Credit Agreement	7
4.2.	Title; No Other Liens	7
4.3.	Perfected First Priority Liens	8
4.4.	Jurisdiction of Organization; Chief Executive Office	8
4.5.	[Intentionally Omitted]	9
4.6.	[Intentionally Omitted]	9
4.7.	Pledged Equity Interests and the Spansion Collateral Account	9
4.8.	Accounts Receivable	9
SECTION 5.	COVENANTS	10
5.1.	Covenants in Credit Agreement	10
5.2.	Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Pledged Equity Interests and the Spansion Collateral Account	10
5.3.	Maintenance of Insurance	11
5.4.	Payment of Obligations	11
5.5.	Maintenance of Perfected Security Interest; Further Documentation	12
5.6.	Changes in Locations, Name, etc	12
5.7.	Notices	12
5.8.	Pledged Equity Interests	13
5.9.	Accounts Receivable	13
SECTION 6.	REMEDIAL PROVISIONS	14
6.1.	Certain Matters Relating to Accounts Receivable	14
6.2.	Communications with Obligors; Grantors Remain Liable	14
6.3.	Pledged Equity Interests	15
6.4.	Proceeds to be Turned Over to Collateral Agent	15
6.5.	Application of Proceeds	16
6.6.	Code and Other Remedies	16
6.7.	Registration Rights	16
6.8.	Deficiency	17
SECTION 7.	THE COLLATERAL AGENT	17
7.1.	Collateral Agent’s Appointment as Attorney-in-Fact, etc	17
7.2.	Duty of Collateral Agent	19
7.3.	Financing Statements	19
7.4.	Authority, Immunities and Indemnities of Collateral Agent	19
SECTION 8.	MISCELLANEOUS	19
8.1.	Amendments in Writing	19
8.2.	Notices	19
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	20
8.4.	Enforcement Expenses; Indemnification	20
8.5.	Successors and Assigns	20
8.6.	Set-Off	20
8.7.	Counterparts	21
8.8.	Severability	21
8.9.	Section Headings	21

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8.10.	Integration	21
8.11.	GOVERNING LAW	21
8.12.	Submission To Jurisdiction; Waivers	21
8.13.	Acknowledgements	22
8.14.	Additional Grantors; Supplements to Schedules	22
8.15.	Releases	22
8.16.	WAIVER OF JURY TRIAL	23
8.17.	Secured Parties	23
8.18.	Collateral Trust Agreement; Secured Instrument	23

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Jurisdictions of Organization and Chief Executive Offices
Schedule 4	Filings and Other Actions Required for Perfection

ANNEXES

Annex I	Form of Assumption Agreement
Annex II	Form of Acknowledgement and Consent
Annex III	Form of Pledge Supplement

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COLLATERAL AGREEMENT, dated as of October 24, 2006, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Wells Fargo Bank, N.A., as Collateral Agent for the Secured Parties (as defined herein) under the Collateral Trust Agreement referred to below (in such capacity and together with its successors and assigns from time to time acting as Collateral Agent under the Collateral Trust Agreement, the “Collateral Agent”).

RECITALS

A. Pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Advanced Micro Devices, Inc., a Delaware corporation (the “Borrower”), the various financial institutions and other Persons from time to time parties thereto (each a “Lender”), Morgan Stanley Senior Funding, Inc., as administrative agent (in such capacity, the “Administrative Agent”), Morgan Stanley Senior Funding, Inc., as sole lead arranger and sole bookrunner (in such capacity, the “Lead Arranger”), and Morgan Stanley Senior Funding, Inc., as syndication agent (in such capacity, the “Syndication Agent”) the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

B. Pursuant to an Indenture, dated as of October 29, 2004 (the “Senior Notes Indenture”), between the Borrower and Wells Fargo Bank, N.A., as trustee, the Borrower issued and sold its 7.75% Senior Notes due 2012 (the “2012 Notes”).

C. The Borrower, the other Grantors, and the Collateral Agent have entered into a Collateral Trust Agreement, dated as of the date hereof (the “Collateral Trust Agreement”).

D. Upon effectiveness of the Acquisition, the Borrower will be a member of an affiliated group of companies that includes each other Grantor;

E. The proceeds of the extensions of credit under the Credit Agreement and the proceeds under the Specified Hedge Agreements will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

F. The Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and the providing of financial accommodation under the Specified Hedge Agreements; and

G. It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement and of the Qualified Counterparties to provide financial accommodation under the Specified Hedge Agreements that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Agents and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and to induce the Qualified Counterparties to enter into the Specified Hedge Agreements and provide financial accommodation, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1. Definitions.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, shall have the meaning given in Article 8 or 9 thereof): Accounts, Certificated Security, Chattel Paper, Deposit Account, Electronic Chattel Paper, Instruments, Letter-of-Credit Rights, Payment Intangibles, Records, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b) The following terms shall have the following meanings:

“2012 Notes:” as defined in the second recital.

“2012 Notes Obligations”: all obligations under the 2012 Notes and the Senior Notes Indenture.

“Accounts Receivable”: all (i) Accounts, (ii) Chattel Paper, (iii) to the extent arising from goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered (A) Payment Intangibles and (B) Instruments, and (iv) to the extent not otherwise covered above, all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the New York UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Agreement”: this Collateral Agreement, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Borrower”: as defined in the preamble.

“Borrower Credit Agreement Obligations”: the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to any Agent, Lender or Indemnitee, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement or the other Loan Documents or any other document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, attorney’s fees and legal expenses) or otherwise (including interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in the Credit Agreement after the commencement of any bankruptcy case or insolvency, reorganization, liquidation or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and all expense reimbursement and indemnity obligations arising or incurred as provided in the Loan Documents after the commencement of any such case or proceeding, whether or not a claim for such obligations is allowed in such case or proceeding).

“Borrower Obligations”: the collective reference to (i) the Borrower Credit Agreement Obligations, (ii) the Borrower Hedge Agreement Obligations and (iii) all other obligations and liabilities of the Borrower, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Borrower pursuant to the terms of the Credit Agreement or this Agreement.

“Borrower Hedge Agreement Obligations”: the collective reference to all obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in any Specified Hedge Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization, liquidation or like proceeding, relating to the Borrower, whether or not a claim for post-petition interest is allowed in such proceeding) to any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Specified Hedge Agreement or any other Loan Document entered into with any Secured Party or any other document made, delivered or given in connection therewith or pursuant thereto, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Qualified Counterparty that are required to be paid by the Borrower pursuant to the terms of any Specified Hedge Agreement or any other Loan Document); provided, that any release of Collateral effected in the manner permitted by the Credit Agreement shall not require the consent of holders of obligations under the Specified Hedge Agreements.

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.1 or 6.4.

“Collateral Support”: all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and including any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Collateral Trust Agreement”: as defined in the third recital.

“Control Party”: as defined in the Collateral Trust Agreement.

“Event of Default”: an “Event of Default” under any Secured Instrument.

“Foreign Subsidiary Voting Stock”: the voting Capital Stock of any Foreign Subsidiary.

“Intercompany Note”: any promissory note evidencing loans or other monetary obligations owing to any Grantor by any Group Member.

“Investment Property”: the collective reference to (i) all Pledged Equity Interests and (ii) all Pledged Notes.

“Issuers”: the collective reference to each issuer of any Investment Property purported to be pledged hereunder.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: the Borrower Obligations and the 2012 Notes Obligations.

“Organizational Documents”: as to any Person, its certificate or articles of incorporation and by-laws if a corporation, or its certificate of formation and its partnership agreement if a partnership, its limited liability company agreement if a limited liability company, or other organizational or governing documents of such person.

“Pledge Supplement: a Pledge Supplement, substantially in the form of Annex III.

“Pledged Alternative Equity Interests”: (a) all participation or other interests in any equity or profits of any Pledged Company at any time issued or granted to or owned, held or acquired by any Grantor and (b) all participation or other interests in any equity or profits of any business entity that was created or acquired after the Closing Date at any time issued or granted to or owned, held or acquired by any Grantor, and including in each case the certificates, if any, representing such interests and any interest of such Grantor in the entities on the books of the Issuer of such interests or on the books and records of any securities intermediary pertaining to such interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Notes, Pledged Stock, Pledged Partnership Interests, and Pledged LLC Interests; provided further that in no event shall more than 65% of the total voting power of the outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be subject to the security interests granted hereby.

“Pledged Company”: each of AMD US Finance, Inc., AMD Saxony Holding GmbH, AMD Saxony LLC, AMD International Sales & Service, Ltd., Advanced Micro Devices (Singapore) Pte Ltd and Advanced Micro Devices Sdn.Bhd.

“Pledged Equity Interests”: all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests”: (a) all interests owned, directly or indirectly, by any Grantor in any Pledged Company that is a limited liability company (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor and (b) all interests owned, directly or indirectly, by any Grantor in any limited liability company that was created or acquired after the Closing Date at any time issued or granted to or owned, held or acquired by any Grantor, including in each case the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall more than 65% of the total voting power of the outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be subject to the security interests granted hereby.

“Pledged Notes”: all indebtedness for borrowed money owed to any Grantor by a Group Member including, without limitation, all Intercompany Notes at any time issued to or owned, held or acquired by any Grantor (including those listed on Schedule 2).

“Pledged Partnership Interests”: (a) all interests owned, directly or indirectly, by any Grantor in any Pledged Company that is a general partnership, limited partnership, limited liability partnership or other partnership (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor and (b) all interests owned, directly or indirectly, by any Grantor in any general partnership, limited partnership, limited liability partnership or other partnership that was created or acquired after the Closing Date at any time issued or granted to or owned, held or acquired by any Grantor, including, in each case, the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing: provided that in no event shall more than 65% of the total voting power of the outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be subject to the security interests granted hereby.

“Pledged Stock”: (a) all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Pledged Company (including those listed on Schedule 2) at any time issued or granted to or owned, held or acquired by any Grantor and (b) all shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person created or acquired after the Closing Date at any time issued or granted to or owned, held or acquired by any Grantor, including, in each case, the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the Issuer of such shares or on the books and records of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing; provided that in no event shall more than 65% of the total voting power of the outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be subject to the security interests granted hereby.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC, including, in any event, all dividends, returns of capital and other distributions and income from Investment Property and all collections thereon and payments with respect thereto.

“Receivables Records”: (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Accounts Receivable, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Accounts Receivable, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Accounts Receivable, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Accounts Receivable.

“Secured Instrument”: as defined in the Collateral Trust Agreement.

“Secured Parties”: as defined in the Collateral Trust Agreement.

“Securities Act”: the Securities Act of 1933, as amended.

“Senior Notes Indenture” is defined in the second recital.

“Subordination Agreement”: Subordination Agreement, dated April 20, 2004, among the Borrower, AMD Fab 36 Holding Gmbh, AMD Fab 36 Admin Gmbh, Leipziger Messe Gmbh, Fab 36 Beteiligungs Gmbh, AMD Fab 36 LLC, LB Beteiligungsgesellschaft MBH, AMD Fab 36 Limited

Liability Company & Co. KG, ABN AMRO Bank N.V., Commerzbank Aktiengesellschaft, Deutsche Bank Luxembourg S.A., Dresdner Kleinwort Wasserstein, KFW, Landesank Hessen-Thuringen Girozentrale, Landesbank Sachsen Girozentrale, Dresdner Bank Luxembourg S.A., as Facility Agent, Dresdner Bank AG In Berlin, as Security Agent, and the Financial Institutions party thereto.

“UETA”: the Uniform Electronic Transaction Act, as in effect in the applicable jurisdiction.

1.2. Other Definitional Provisions.

(a) As used herein and in any certificate or other document made or delivered pursuant hereto, (i) accounting terms relating to any Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), and (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties of every type and nature, and (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated or otherwise modified from time to time (subject to any applicable restrictions hereunder).

(b) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(d) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

(e) The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to any Obligation shall mean (A) the payment in full of such Obligation in cash in immediately available funds and (B) with respect to obligations under the Specified Hedge Agreements with any Qualified Counterparty, such obligations are secured by a collateral arrangement reasonably satisfactory to the Qualified Counterparty in its sole discretion.

SECTION 2. [INTENTIONALLY OMITTED].

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations:

(a) all Accounts Receivable;

(b) all proceeds and products from the direct or indirect sale of the Capital Stock of Spansion;

(c) the Spansion Collateral Account, if and when the same is created pursuant to Section 6.11 of the Credit Agreement;

(d) all Investment Property;

(e) all Supporting Obligations and products of any and all of the foregoing and all security interests or other liens on personal or real property securing or in any respect relating to any of the foregoing;

(f) all books and records (regardless of medium) pertaining to any of the foregoing; and

(g) all Proceeds of any of the foregoing;

provided that the security interest granted hereunder shall not cover and the term “Collateral” shall not include any of the following: (A) Capital Stock of Fab 36, (B) as of the date hereof, Capital Stock of 1252986 Alberta ULC or any Subsidiary of the Borrower that is not a Material Subsidiary owned by a Grantor, and after the date hereof with respect to after-acquired or after-created Subsidiaries, Capital Stock of any Subsidiary that is not a Material Subsidiary, (C) Capital Stock which is specifically excluded from the definitions of Pledged Alternative Equity Interests, Pledged LLC Interests, Pledged Partnership Interests and Pledged Stock by virtue of the proviso to such definitions, (D) any Intercompany Note or other obligation (x) that is not issued by either a Subsidiary that is an Issuer as of the date hereof or after the date hereof that is not a Material Subsidiary or (y) that is issued by Fab 36 that by its terms or by the terms of the Subordination Agreement does not permit the grant of a security interest in such Intercompany Note or other obligations; provided that no prohibition on the grant of a security interest shall be effective if it were bargained for by any Grantor with the intent of avoiding compliance with this Agreement, and (E) any Intercompany Note evidencing a loan or other extension of credit made by a Grantor to any Foreign Subsidiary to the extent that a pledge or Lien to the Collateral Agent with respect to such Intercompany Note would create an increased tax liability for any Grantor; provided that no Intercompany Note shall be excluded from the security interest granted hereunder if it was entered into with the intent of avoiding compliance with this Agreement; provided, further, that the security interest granted hereby shall attach at all times to all proceeds of such property if such proceeds are otherwise Collateral hereunder.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to each Secured Party that:

4.1. Representations in Credit Agreement. In the case of each Grantor (other than the Borrower), the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Grantor or to the Loan Documents to which such Grantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Grantor’s knowledge.

4.2. Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on such Grantor’s Collateral by the Credit Agreement, such Grantor owns each item of Collateral granted by it free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or in respect of Liens that are permitted by the Credit Agreement or any other Loan Document or for which termination statements will be delivered on the Closing Date.

4.3. Perfected First Priority Liens.

(a) Upon completion of the filings and other actions specified on Schedule 4 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and, where required, duly executed form) and the obtaining and maintenance of “control” (within the meaning of Section 8-106, 9-104 and 9-107 of the New York UCC) by the Collateral Agent of the Spansion Collateral Account and any Letter-of-Credit Rights which are part of the Supporting Obligations, the security interests granted in Section 3 will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any such Collateral from such Grantor and is and will be prior to all other Liens on such Collateral except for Liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law. Without limiting the foregoing and except as otherwise permitted or provided in Section 5 hereof, each Grantor has taken all actions necessary to establish the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC) over any portion of the Investment Property constituting Certificated Securities or Uncertificated Securities (each as defined in the New York UCC).

(b) Each Grantor consents to the grant by each other Grantor of the security interests granted hereby and the transfer of any Capital Stock or Investment Property to the Collateral Agent or its designee following an Event of Default and to the substitution of the Collateral Agent or its designee or the purchaser upon any foreclosure sale as the holder and beneficial owner of the interest represented thereby.

4.4. Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s exact legal name, jurisdiction of organization, organizational identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 3. On the date hereof, such Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 3, the jurisdiction of such Grantor’s organization or formation is required to maintain a public record showing the Grantor to have been organized or formed. On the date hereof, except as specified on Schedule 3, such Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate or organizational form in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as grantor under a security agreement entered into by another person, which (x) has not heretofore been terminated or (y) is in respect of a Lien that is not permitted by the Credit Agreement. Such Grantor has furnished to the Collateral Agent its Organizational Documents as in effect as of a date which is recent to the date hereof and long form good standing certificate as of a date which is recent to the date hereof.

4.5. [Intentionally Omitted].

4.6. [Intentionally Omitted]. Investment Property and the Spansion Collateral Account. (a) Schedule 2 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the headings “Pledged Stock,” “Pledged LLC Interests” and “Pledged Partnership Interests,” all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests, respectively, owned by any Grantor and pledged hereunder and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 2 hereto (as such schedule may be amended or supplemented from time to time) sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Grantor and pledged hereunder. When created, the Spansion Collateral Account will be a Deposit Account and the Borrower will be the sole customer of the Spansion Collateral Account and it will not consent to any person other than the Collateral Agent having “control” (within the meanings of Section 9-104 of the New York UCC) over, or any other interest in, the Spansion Collateral Account, or any property credited thereto.

(b) The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Capital Stock in each Pledged Company owned by such Grantor or, in the case of Voting Stock of any Excluded Foreign Subsidiary, if less, 65% of the total voting power of the outstanding Voting Stock of each relevant Pledged Company.

(c) All the shares of the Pledged Equity Interests pledged hereunder have been duly and validly issued and are fully paid and nonassessable.

(d) The Pledged LLC Interests and Pledged Partnership Interests pledged hereunder (i) are not traded on securities exchanges or in securities markets, (ii) are not “investment company securities” (as defined in Section 8-103(b) of the New York UCC and (iii) do not provide, in the related operating or partnership agreement, as applicable, or on the certificates, if any, representing such Pledged LLC Interests or Pledged Partnership Interests, as applicable, or otherwise that they are securities governed by the Uniform Commercial Code of any jurisdiction.

(e) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other person, except Liens permitted to exist on the Collateral by the Credit Agreement, and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests pledged hereunder.

4.8. Accounts Receivable.

(a) No amount payable to such Grantor under or in connection with any Accounts Receivable in excess of $1,000,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the control (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Collateral is released pursuant to Section 8.15(a):

5.1. Covenants in Credit Agreement. Such Grantor shall take, or refrain from taking, as the case may be, each action that is necessary to be taken or not taken, so that no breach of the covenants in the Credit Agreement pertaining to actions to be taken, or not taken, by such Grantor will result.

5.2. Delivery and Control of Instruments, Certificated Securities, Chattel Paper, Investment Property, Letter-of-Credit Rights that are Supporting Obligations and the Spansion Collateral Account.

(a) Upon the occurrence and during the continuation of a Default or Event of Default, if any of the Collateral of such Grantor is or shall become evidenced or represented by any Instrument or Tangible Chattel Paper, such Grantor shall immediately deliver such Instrument or Tangible Chattel Paper to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement and all of such property owned by any Grantor as of the Closing Date shall be delivered on the Closing Date.

(b) Upon the occurrence and during the continuation of a Default or Event of Default, if any of the Collateral of such Grantor is or shall become “Electronic Chattel Paper”, such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c) If any of the Collateral of such Grantor is or shall become evidenced or represented by an Uncertificated Security, such Grantor shall cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to promptly agree in writing with such Grantor and the Collateral Agent that such Issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent.

(d) If the Administrative Agent has requested the Borrower to establish the Spansion Collateral Account pursuant to Section 6.11 of the Credit Agreement, the Borrower shall promptly upon such request of the Administrative Agent (but in any event within three Business Days of such request or such later date to which the Administrative Agent may consent in writing) (i) execute and deliver to the Collateral Agent a Pledge Supplement and (ii) cause the depositary institution maintaining such account to enter into an agreement satisfactory to the Collateral Agent pursuant to which the depositary institution shall agree to comply with the Collateral Agent’s instructions without further consent by the Borrower and shall establish that the Collateral Agent shall have “control” (within the meaning of Section 9-104 of the New York UCC) over the Spansion Collateral Account.

(e) If any of the Collateral of such Grantor is or shall become evidenced or represented by any Certificated Security (other than any Capital Stock which is specifically excluded from the definition of Pledged Stock by virtue of the proviso to such definition and any promissory note that does not qualify as a Pledged Note pursuant to the definition thereof), such Certificated Security shall be promptly delivered to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(f) In addition to and not in lieu of the foregoing, if any issuer of any Investment Property is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing the issuer to register the pledge on its books and records, or take any other action as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent.

(g) Upon the occurrence and during the continuation of a Default or Event of Default, if any of the Collateral of such Grantor is or shall become “transferable records” as defined in UETA, such Grantor shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent “control” under Section 16 of UETA over such transferable records. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the transferable records permitted under Section 16 of UETA for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such transferable records.

(h) Upon the occurrence and during the continuation of a Default or Event of Default, in the case of any Letter-of-Credit Rights that are Supporting Obligations, each Grantor shall promptly (but in any event within 60 days of the occurrence of such Default or Event of Default or such later date to which the Collateral Agent may consent in writing) obtain the consent of the issuer thereof and any nominated person thereon to the assignment of the proceeds of the related letter of credit in accordance with Section 5-114(c) of the New York UCC, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent. No Grantor will consent to any person having “control” (within the meaning of Section 9-107 of the New York UCC) over, or any other interest in, any Letter-of-Credit Rights that are Supporting Obligations which such Grantor has an interest, other than the Collateral Agent.

5.3. Maintenance of Insurance.

(a) Such Grantor will maintain insurance policies as required by the Credit Agreement and naming the Collateral Agent on behalf of the Secured Parties as additional insureds under liability insurance policies to the extent reasonably requested by the Collateral Agent.

(b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Collateral Agent of written notice thereof and (ii) name the Collateral Agent as additional insured party and/or loss payee in respect of Net Cash Proceeds from Extraordinary Receipts related to property insurance which exceed $30,000,000. All proceeds of property insurance received by the Collateral Agent shall be released by the Collateral Agent to the Borrower for the account of the Grantor entitled thereto, unless (i) an Event of Default has occurred and is continuing or (ii) otherwise provided in the Credit Agreement.

5.4. Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes and other assessments and governmental charges or levies imposed upon such Grantor’s Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to such Grantor’s Collateral, except such claims as are contested in good faith and as to which the failure to pay or discharge would not reasonably be expected to result in a Material Adverse Effect.

5.5. Maintenance of Perfected Security Interest; Further Documentation.

(a) Such Grantor shall maintain the security interest created by this Agreement in such Grantor’s Collateral as a security interest having at least the perfection and priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral.

(b) Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor in reasonable detail and such other reports in connection therewith as the Collateral Agent may reasonably request.

(c) Such Grantor shall give to the Collateral Agent and the other Secured Parties at all times upon reasonable prior notice full and free access during normal business hours to all of its books, correspondence and records and the Collateral Agent and the other Secured Parties and their respective representatives may examine, inspect or audit the same, take extracts therefrom and make photocopies thereof, and the Grantors agree to render to the Collateral Agent and the other Secured Parties, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

(d) At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents, including, without limitation, a completed Pledge Supplement, substantially in the form of Annex III attached hereto, and take such further actions as the Collateral Agent may reasonably request for the purpose of creating, perfecting, ensuring the priority of, protecting or enforcing the Collateral Agent’s security interest in the Collateral or otherwise conferring or preserving the full benefits of this Agreement and of the interests, rights and powers herein granted.

5.6. Changes in Locations, Name, etc. Such Grantor will not, except upon not less than 30 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents (executed where appropriate) reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 4.4; or

(ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

5.7. Notices. Such Grantor will advise the Collateral Agent and the Secured Parties promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

5.8. Investment Property.

(a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer of Pledged Equity Interests, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or equivalents covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations; provided, that in no event shall there be pledged more than 65% of the total voting power of the outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent (unless otherwise agreed in the Credit Agreement) to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b) In the case of each Grantor which is an Issuer, such Grantor agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Investment Property issued by it and (iii) it will take all actions required or reasonably requested by the Collateral Agent to enable or permit each Grantor to comply with Sections 6.3(c) and 6.7 as to all Investment Property issued by it.

(c) Such Grantor covenants and agrees that, without the prior express written consent of the Collateral Agent, it will not agree to any election by any limited liability company or partnership, as applicable, to treat the Pledged LLC Interests or Pledged Partnership Interests, as applicable, pledged hereunder, as securities governed by the Uniform Commercial Code of any jurisdiction and in any event will promptly notify the Collateral Agent in writing if the representation set forth in Section 4.7(d) becomes untrue for any reason and, in such event, take such action as the Collateral Agent may request in order to establish the Collateral Agent’s “control” (within the meaning of Section 8-106 of the New York UCC) over such Pledged LLC Interests or Pledged Partnership Interests, as applicable. Such Grantor shall not consent to any amendment to any related operating or partnership agreement, as applicable, that would render the representation in Section 4.7(d) to no longer be true and correct.

5.9. Accounts Receivable.

Other than in the ordinary course of business or as permitted by the Loan Documents, such Grantor will not (i) grant any extension of the time of payment of any Accounts Receivable, (ii)

compromise or settle any Accounts Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Accounts Receivable, (iv) allow any credit or discount whatsoever on any Accounts Receivable or (v) amend, supplement or modify any Accounts Receivable in any manner that would materially adversely affect the value thereof.

SECTION 6. REMEDIAL PROVISIONS

6.1. Certain Matters Relating to Accounts Receivable.

(a) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Accounts Receivable, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts Receivable, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days of receipt by such Grantor) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts Receivable shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time and from time to time upon the occurrence and during the continuation of an Event of Default, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts Receivable, including all original orders, invoices and shipping receipts.

6.2. Communications with Obligors; Grantors Remain Liable.

(a) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent in its own name or in the name of others may at any time communicate with obligors under the Accounts Receivable to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Accounts Receivable.

(b) At any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and each Grantor at the request of the Collateral Agent shall) notify obligors on the Accounts Receivable that the Accounts Receivable have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of such Grantor’s Accounts Receivable to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Accounts Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Accounts Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3. Investment Property.

(a) Unless an Event of Default has occurred and is continuing and the Collateral Agent has given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its rights pursuant to Section 6.3(b), each Grantor may receive all cash dividends paid in respect of the Pledged Stock pledged hereunder and all payments made in respect of the Pledged Notes pledged hereunder, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and may exercise all voting and corporate or other organizational rights with respect to Investment Property; provided, that no vote shall be cast or corporate or other organizational right exercised or other action taken (other than in connection with a transaction permitted by the Credit Agreement) which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(b) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and shall make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after receipt by an Issuer or obligor of any instructions pursuant to Section 6.3(c)(i) hereof, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

6.4. Proceeds to be Turned Over to Collateral Agent. In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Accounts Receivable, if an Event of Default shall occur and be continuing and the Collateral Agent has instructed any Grantor to do so, all Proceeds received by such Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5. Application of Proceeds. All Proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon, all or any part of the collateral shall be applied by the Collateral Agent against all or any part of the Obligations as set forth in Section 3.4 of the Collateral Trust Agreement.

6.6. Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other Loan Document, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, to the fullest extent permitted by applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as set forth in Section 6.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise of any rights hereunder other than any such claims, damages and demands that may arise from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral is required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7. Registration Rights.

(a) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock pledged hereunder, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock pledged hereunder for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pledged hereunder pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law.

6.8. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent or any Secured Party to collect such deficiency.

SECTION 7. THE COLLATERAL AGENT

7.1. Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Accounts Receivable of such Grantor or with respect to any other Collateral of such Grantor and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Accounts Receivable of such Grantor or with respect to any other Collateral of such Grantor whenever payable;

(ii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iii) execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iv) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral of such Grantor; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral of such Grantor; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral of such Grantor; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; and (G) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral of such Grantor as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral of such Grantor and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default has occurred and is continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply with, or cause performance or compliance with, such agreement.

(c) The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable as to each Grantor until this Agreement is terminated and all security interests created hereby with respect to the Collateral of such Grantor are released.

7.2. Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Parties to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except, in the case of the Collateral Agent only in respect of its own gross negligence or willful misconduct, to the extent required by applicable law (subject to Section 10.12(e) of the Credit Agreement and other applicable provisions of the Loan Documents).

7.3. Financing Statements. Each Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4. Authority, Immunities and Indemnities of Collateral Agent. Each Grantor acknowledges, and, by acceptance of the benefits hereof, each Secured Party agrees, that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Secured Parties, be governed by the Credit Agreement and that the Collateral Agent shall have, in respect thereof, all rights, remedies, immunities and indemnities granted to it in the Credit Agreement. By acceptance of the benefits hereof, each Secured Party that is not a Lender agrees to be bound by the provisions of the Credit Agreement applicable to the Collateral Agent, including Section 9 thereof, as fully as if such Secured Party were a Lender. The Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority. Each Grantor further acknowledges that (a) the Grantors and the Collateral Agent have entered into the Collateral Trust Agreement and that, pursuant to Section 2.1 thereof, the Collateral Agent has agreed (solely for the benefit of the Secured Parties) to take such actions and exercise such remedies as may be permitted solely in accordance with the Requisite Instructions delivered thereto and (b) that the Collateral Agent shall have no liability hereunder for taking any such action, exercising any such remedy, or performing any such obligation in accordance with such Requisite Instructions.

SECTION	8. MISCELLANEOUS

8.1. Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement; provided that no such waiver, amendment, supplement or modification shall require the consent of the any Qualified Counterparty except as expressly provided in Section 10.1 of the Credit Agreement.

8.2. Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1 or to such other address as such Grantor may notify the Collateral Agent in writing; provided further that notices to the Collateral Agent shall be addressed as follows, or to such other address as may be hereafter notified by the Collateral Agent:

Wells Fargo Bank, N.A.

Corporate Trust Services

MAC N9303-120

Sixth Street and Marquette Avenue

Minneapolis, MN 55479

Attention: AMD Collateral Agency

Telecopy: (612) 667-9825

8.3. No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4. Enforcement Expenses; Indemnification.

(a) Each Grantor agrees to pay, or reimburse the Collateral Agent and each Secured Party for, all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel) to the Collateral Agent and counsel to the each Secured Party.

(b) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c) Each Grantor agrees to pay, and to save the Collateral Agent and the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement on the terms set forth in Section 10.5 of the Credit Agreement.

(d) The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Secured Instruments.

8.5. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and, unless so consented to, each such assignment, transfer or delegation by any Grantor shall be void.

8.6. Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.7. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Administrative Agent and the Collateral Agent.

8.8. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10. Integration. This Agreement and the other Secured Instruments represent the entire agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12. Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

8.13. Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Collateral Agent nor any Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Collateral Agent and the Secured Parties or among the Grantors and the Collateral Agent and the Secured Parties.

8.14. Additional Grantors; Supplements to Schedules. (a) Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

(b) The Grantors shall deliver to the Collateral Agent supplements to the Schedules to this Agreement as necessary to reflect changes thereto arising after the date hereof. Such supplements shall become part of this Agreement as of the date of delivery to the Collateral Agent.

8.15. Releases.

(a) At such time as the Loans and all other Borrower Obligations (other than contingent surviving indemnity obligations in respect of which no claim or demand has been made and Borrower Hedge Agreement Obligations) have been paid in full, all commitments to extend credit under the Loan Documents have terminated and the Borrower Hedge Agreement Obligations to any Qualified Counterparty shall have either (i) been paid in full and the Specified Hedge Agreements shall have been terminated or (ii) secured by a collateral arrangement satisfactory to the Qualified Counterparty in its sole discretion, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents (in form and substance reasonably satisfactory to the Collateral Agent) as such Grantor may reasonably request to evidence such termination.

(b) If any of the Collateral is sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of such Collateral (not including Proceeds thereof) from the security interests created hereby.

(c) Upon receipt by the Collateral Agent of a written notice from the Borrower stating that the 2012 Notes Obligations are no longer required to be secured equally and ratably by the Liens securing the Borrower Obligations pursuant to Section 4.11 of the Senior Notes Indenture (which notice shall include evidence that the Liens securing the Borrower Obligations are “Permitted Liens” under the Senior Notes Indenture), the security interest granted hereunder in favor of the Collateral Agent shall no longer secure the 2012 Notes Obligations and the definition of “Obligations” shall automatically be amended to no longer include the 2012 Notes Obligations without delivery of any instrument or performance of any act by any party. In the absence of bad faith or willful misconduct on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the accuracy of the mathematical calculations stated therein, upon such written notice.

8.16. WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.17. Secured Parties. By accepting the benefits of the Collateral, each of the Secured Parties agrees to be bound by the terms of the Loan Documents, including, without limitation, Section 9 of the Credit Agreement.

8.18. Collateral Trust Agreement; Secured Instrument. Notwithstanding anything herein to the contrary, each Grantor hereby acknowledges that the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the Collateral Trust Agreement. The Collateral Agent shall exercise all powers, discretions, rights and remedies hereunder solely in accordance with the provisions of the Collateral Trust Agreement. In the event of any conflict or inconsistency between or among the terms of the Collateral Trust Agreement and this Agreement, the terms of the Collateral Trust Agreement shall govern. This Agreement is a Secured Instrument for purposes of the Collateral Trust Agreement and shall have (unless otherwise expressly indicated herein) been construed, administered and applied in accordance with the terms and provisions thereof.

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Robert J. Rivet
Name:	Robert J. Rivet
Title:	Executive Vice President,
Chief Financial Officer

AMD INTERNATIONAL SALES & SERVICE, LTD.

By:	/s/ Hollis M. O’Brien
Name:	Hollis M. O’Brien
Title:	Secretary

AMD (U.S.) HOLDINGS, INC.

By:	/s/ Hollis M. O’Brien
Name:	Hollis M. O’Brien
Title:	Vice President and Secretary

[Signature Page to Collateral Agreement]

AMD US FINANCE, INC.

By:	/s/ Hollis M. O’Brien
Name:	Hollis M. O’Brien
Title:	Secretary

[Signature Page to Collateral Agreement]

ATI RESEARCH SILICON VALLEY INC.

By:	/s/ Dave Orton
Name:	Dave Orton
Title:	Director

ATI RESEARCH, INC.

By:	/s/ Patrick Crowley
Name:	Patrick Crowley
Title:	Director

ATI TECHNOLOGIES SYSTEMS CORP.

By:	/s/ Dave Orton
Name:	Dave Orton
Title:	Director

[Signature Page to Collateral Agreement]

Acknowledged and Agreed to:

WELLS FARGO BANK, N.A.,

as Collateral Agent

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

[Signature Page to Collateral Agreement]